Exhibit 5.1

K  R  A  M  E  R   L  E  V  I  N   N  A  F  T  A  L  I  S  &  F  R  A  N  K  E  L   LLP

March 25, 2011

FUNCTION (X) INC.
159 East 70th Street
New York, New York 10021

Ladies and Gentlemen:

We have acted as counsel to Function (X) Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the proposed resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of (i) up to 14,422,597 shares of the Registrant's common stock, par value $0.001 per share (“Common Stock”) previously issued to the Selling Stockholders by the Registrant; and (ii) up to 100,000 shares of Common Stock which were issued upon the exercise of warrants issued to a certain Selling Stockholder by the Registrant (collectively, the “Shares”).

We have reviewed copies of the Registration Statement, the Certificate of Incorporation of the Registrant, the By-laws of the Registrant and resolutions of the Board of Directors of the Registrant.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others.  We have not independently verified the facts so relied on.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware.  This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours, /s/ Kramer Levin Naftalis & Frankel LLP KRAMER LEVIN NAFTALIS & FRANKEL LLP